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                                  NEWS RELEASE

                                                             Overland Data, Inc.
                                                              8975 Balboa Avenue
                                                        San Diego, CA 92123-1599
                                                  T.858-571-5555, F.858-571-0982


                                                           FOR IMMEDIATE RELEASE
                                                                    Exhibit 99.1
January 10, 2000


                  OVERLAND DATA ADVANCES SMALL-BUSINESS MARKET
                   INITIATIVE BY SIGNING AGREEMENT TO PURCHASE
                     OPERATING ASSETS OF TECMAR TECHNOLOGIES

San Diego, CA, January 10, 2000...In a move expected to accelerate its entry into the $2 billion low-cost, entry-level data storage backup market, Overland Data, Inc. (Nasdaq: OVRL) today announced that it has signed an asset purchase agreement with Tecmar Technologies International, Inc. and related entities, under which Overland will acquire from Tecmar substantially all inventories, fixed assets, supplies, intellectual property, trademarks (including Tecmar*, Ditto* and WangDAT*) and Internet addresses for approximately $3 million in cash.

Tecmar, based in Longmont, Colorado, is a worldwide provider of entry-level tape storage solutions for the network storage environment. Tecmar generated approximately $24 million in revenue in the twelve month period ended October 31, 1999 and currently has about 40 employees.

Overland expects the acquisition, when completed, to have an immediately positive effect on earnings. Overland will acquire the assets from Tecmar on a discounted basis free and clear of all liens, interests and claims shortly after the filing by Tecmar for bankruptcy protection, and will assume no liabilities of Tecmar other than ordinary course customer warranty claims. Completion of the acquisition is subject to bankruptcy court approval and an overbid process.

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OVERLAND DATA ADVANCES SMALL-BUSINESS MARKET INITIATIVE BY
SIGNING AGREEMENT TO PURCHASE OPERATING ASSETS OF TECMAR
TECHNOLOGIES
                                                                           2-2-2

Overland Data and Tecmar previously announced they had entered into a joint development agreement to design and manufacture high-performance Travan* and Travan NS* tape drives incorporating Overland's proprietary Variable Rate Randomizer (VR2-TM-) technology. Travan Technology was developed by Imation Corporation, and is marketed currently by Seagate Technology, Hewlett-Packard, IBM, Compaq, Dell and Gateway, among others. Overland will continue the Travan development program, with the goal of delivering next-generation Travan tape drives for the small business/SOHO market and Travan NS tape drives for the entry-level server market. Travan drives enhanced with VR2 will reduce backup and restore times by 50% while as much as doubling the storage capacity currently available. The drives will also be backward compatible with previous Travan technology, enabling users to upgrade their drive performance without having to replace entire media banks.

"We see a significant opportunity for Overland in the small-business, low-cost server backup market," stated Scott McClendon, President and CEO of Overland Data. "Prices in the entry-level server market are falling rapidly to the $1,500 level, and unit growth for entry-level servers is expected to grow rapidly as a result. What the entry-level server market lacks, however, is compatibly priced high-performance backup storage products. We believe our VR2-enhanced Travan drives will meet that need by providing a value-priced product more in line with the price of these low-cost servers. We plan to pursue this additional market opportunity by investing in

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OVERLAND DATA ADVANCES SMALL-BUSINESS MARKET INITIATIVE BY
SIGNING AGREEMENT TO PURCHASE OPERATING ASSETS OF TECMAR
TECHNOLOGIES
                                                                           3-3-3

Tecmar's operations, supporting its current customer base, and by leveraging our own infrastructure and resources. We also plan to support our move into the entry-level market by building on Tecmar's existing Internet space and by launching an Internet-based e-commerce initiative for Overland.

"Tecmar has been viewed as a leader in Travan technology and other tape storage solutions for the entry-level networking environment, and its Ditto and WangDAT products are well-recognized in the marketplace," added McClendon. "By acquiring Tecmar's operating assets, as well as its established customer base and distribution channel, we expect to accelerate our entry into the entry-level storage backup market in a cost-effective manner."

Commented Stephen J. Carter, General Manager of Program Development at Imation
Corporation: "Travan Technology has demonstrated it can meet the demanding needs of network storage end users. As server prices continue to drop, the market is moving in the direction of Travan NS and we anticipate growing momentum in the shift to Travan NS, solidifying its position as the premiere backup and storage solution for entry-level servers. In fact, recent studies show that Travan NS is growing. In Europe, for example, unit sales of higher performance Travan drives are expected to have grown 61% in 1999. The addition of Overland's VR2 should further enhance Travan and position the technology to compete even more effectively for increased share of the entry-level market."

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OVERLAND DATA ADVANCES SMALL-BUSINESS MARKET INITIATIVE BY
SIGNING AGREEMENT TO PURCHASE OPERATING ASSETS OF TECMAR
TECHNOLOGIES
                                                                           4-4-4


Added Michael Peterson, President of Strategic Research, "Through this strategic move, which combines Tecmar's products with the development program for next-generation VR2-enhanced Travan drives, Overland is positioned to be a leading provider of a new technology-of-choice for high-volume servers. In addition, this market space is fertile ground for Overland to embark on a new set of Internet-based marketing initiatives."

ABOUT OVERLAND DATA
Overland Data, Inc. (Nasdaq: OVRL) is a global supplier of innovative data storage and storage automation solutions for computer networks. The Company's award-winning DLT LibraryXpress-TM- SmartScale Storage architecture has set new standards for intelligent automated storage and scalability and established Overland as a leader in the mid-range tape storage market. Today, Overland is broadening its product line and technology offerings to address additional segments of the storage market, including the entry-level small-business market, as well as the higher-end enterprise environment. Overland's patented Variable Rate Randomizer (VR2) data encoding technology, capable of substantially increasing the capacity and throughput of linear tape formats, is being applied by the Company to Travan tape drives, and has been licensed to Seagate Technology, Tandberg Data and Imation Corp. for inclusion in their next-generation tape drives. Overland products, acclaimed for their quality and reliability, are sold worldwide through leading OEMs, including Compaq, IBM, Siemens and Groupe Bull, commercial distributors such as Ingram Micro, Tech Data Corp. and Bell Microproducts, as well as storage integrators and value-added resellers.

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OVERLAND DATA ADVANCES SMALL-BUSINESS MARKET INITIATIVE BY
SIGNING AGREEMENT TO PURCHASE OPERATING ASSETS OF TECMAR
TECHNOLOGIES
                                                                           5-5-5

EXCEPT FOR THE FACTUAL STATEMENTS MADE HEREIN, THE INFORMATION CONTAINED IN THIS PRESS RELEASE CONSISTS OF FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS, UNCERTAINTIES AND ASSUMPTIONS THAT ARE DIFFICULT TO PREDICT. WORDS AND EXPRESSIONS REFLECTING OPTIMISM AND SATISFACTION WITH CURRENT PROSPECTS, AS WELL AS WORDS SUCH AS "BELIEVE," "INTENDS," "EXPECTS," "PLANS," "ANTICIPATES," AND VARIATIONS THEREOF, IDENTIFY FORWARD-LOOKING STATEMENTS, BUT THEIR ABSENCE DOES NOT MEAN THAT A STATEMENT IS NOT FORWARD-LOOKING. SUCH FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF PERFORMANCE, AND THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE CONTAINED IN SUCH STATEMENTS. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE UNEXPECTED SHORTAGES OF CRITICAL COMPONENTS, RESCHEDULING OR CANCELLATION OF CUSTOMER ORDERS, LOSS OF A MAJOR CUSTOMER, THE TIMING AND MARKET ACCEPTANCE OF NEW PRODUCT INTRODUCTIONS BY THE COMPANY AND ITS COMPETITORS, GENERAL COMPETITION AND PRICE PRESSURES IN THE MARKETPLACE, THE COMPANY'S ABILITY TO CONTROL COSTS AND EXPENSES AS WELL AS ITS ABILITY TO COMPLETE THE ACQUISITION OF THE TECMAR ASSETS AND SUCCESSFULLY DEPLOY THOSE ASSETS IN THE EXECUTION OF ITS ENTRY-LEVEL MARKET INITIATIVE. REFERENCE IS ALSO MADE TO OTHER FACTORS SET FORTH IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION INCLUDING THE "RISK FACTORS," "MANAGEMENT'S DISCUSSION AND ANALYSIS" AND OTHER SECTIONS OF THE COMPANY'S FORM 10-K FOR THE MOST RECENTLY COMPLETED FISCAL YEAR. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE OF THIS RELEASE, AND THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE ANY FORWARD-LOOKING STATEMENTS TO REFLECT NEW INFORMATION, EVENTS OR CIRCUMSTANCES AFTER THE DATE OF THIS RELEASE.


* A TRADEMARK OR TRADE NAME OF AN ENTITY OTHER THAN OVERLAND DATA